UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 29, 2007

MOTHERS WORK, INC.

(Exact name of Registrant as specified in Charter)

Delaware	0-21196	13-3045573
(State or Other Jurisdiction	Commission	(I.R.S. Employer
of Incorporation or Organization)	File number	Identification Number)

456 North 5th Street
Philadelphia, PA 19123
(Address of Principal Executive Offices)

(215) 873-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02                     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2007, Mothers Work, Inc. (the “Company”) announced that the Company and David Mangini, the Company’s current Executive Vice President of Merchandising, have agreed that after today, Mr. Mangini will no longer be an employee of the Company and will begin his one-year consulting relationship with the Company pursuant to the Separation, Transition and Release Agreement between the Company and Mr. Mangini dated July 30, 2007 (the “Agreement”).  Rebecca Matthias, the Company’s President and Chief Creative Officer, will immediately assume the additional position of Acting Chief Merchandising Officer on an interim basis.

A copy of the Agreement was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated July 30, 2007 and is incorporated herein by reference.  A copy of the press release issued by the Company regarding the Company’s announcement is filed with this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                     Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated October 29, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: October 29, 2007		MOTHERS WORK, INC.

	By:	/s/ EDWARD M. KRELL
Edward M. Krell
Chief Operating Officer & Chief Financial Officer